Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation and (b) the Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the GL International, Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan of our report dated May 16, 2003, except for Note 10 as to which the date is June 5, 2003, with respect to the consolidated financial statements and financial statement schedule of Columbus McKinnon Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

/s/ ERNST & YOUNG LLP

Buffalo, New York

June 26, 2003